Exhibit 99.2

Priceline.com Announces Proposed $300 Million
Private Offering Of Convertible Senior Notes

NORWALK, Conn., September 21, 2006 . . . Priceline.com Incorporated (Nasdaq: PCLN) announced today its intention to offer, subject to market and other conditions, $150 million principal amount of Convertible Senior Notes due 2011 and $150 million principal amount of Convertible Senior Notes due 2013 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933.  In certain circumstances, the notes may be converted into cash up to their principal amount, and into shares of priceline.com common stock for the conversion value above the principal amount, if any.

The interest rate, conversion rate and other terms of the notes will be determined by negotiations between priceline.com and the initial purchasers of the notes.  Priceline.com expects to grant the initial purchasers a 30-day option to purchase up to $22.5 million principal amount of additional 2011 notes and up to $22.5 million principal amount of additional 2013 notes, in each case, solely to cover over-allotments.

Priceline.com plans to use the net proceeds from the offering of the notes for:

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•                  The repurchase of up to $150 million of its common stock in the open market or in privately negotiated transactions concurrently with the offering of the notes.

•                  The repurchase of a portion of its existing convertible bonds due in 2010 and 2025 as discussed below.

•                  The repayment of the principal amount of existing convertible bonds that are expected to become due and payable beginning in 2008.

•                  The purchase, from affiliates of one or more of the initial purchasers, of convertible note hedges with respect to priceline.com’s common stock, which are expected to reduce the potential dilution upon conversion of the notes. Priceline.com has been advised that, in connection with establishing their hedges, the counterparties to such transactions or their respective affiliates expect to enter into various derivative transactions with respect to priceline.com’s common stock and/or purchase or sell priceline.com’s common stock in secondary market transactions concurrently with or after the pricing of the notes.  If the initial purchasers exercise their option to purchase additional notes, priceline.com expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional convertible note hedge transactions.

•                  General corporate purposes, including repurchasing shares of priceline.com common stock in the open market or in privately negotiated transactions from time to time and corporate acquisitions.

In connection with the proposed note offering, priceline.com’s Board of Directors approved an increase in the Company’s common stock repurchase authorization to $150 million.

Following the completion of the note offering, priceline.com expects to commence a tender offer for 100% of its outstanding convertible bonds due in 2010 and 2025.  Under the proposed tender offer, priceline.com will offer to 1) purchase a portion the bonds for cash and 2) exchange all remaining bonds for newly issued bonds that will have substantially identical terms as the outstanding bonds other than conversion features that will call for cash settlement of the principal amount and settlement in shares of priceline.com common stock for the conversion value above the principal amount, if any.

This notice does not constitute an offer to sell or a solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering circular. The notes and any priceline.com common stock issuable upon the conversion of the notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold absent registration or an applicable exemption from registration requirements.

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For press information, contact:  Brian Ek at priceline.com  203-299-8167  brian.ek@priceline.com

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “believe(s),” “intend(s),” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements:

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—      adverse changes in general market conditions for leisure and  other travel services as the result of, among other things, terrorist attacks, natural disasters, or the outbreak of an epidemic or pandemic disease;

—      adverse changes in the Company’s relationships with airlines and other product and  service providers which could include, without limitation, the withdrawal of suppliers from the priceline.com system (either priceline.com’s retail or “opaque” services, or both);

—      the loss or reduction of global distribution fees;

—      the bankruptcy or insolvency of another major domestic airline;

—      the effects of increased competition;

—      systems-related failures and/or security breaches, including without limitation, any security breach that results in the theft, transfer or unauthorized disclosure of customer information, or the failure to comply with various state laws applicable to the company’s obligations in the event of such a breach;

—      difficulties integrating recent acquisitions, such as Active Hotels Ltd. and Bookings B.V., including, ensuring the effectiveness of the design and operation of internal controls and disclosure controls of acquired businesses;

—      a change by a major search engine to its search engine algorithms that negatively affects the search engine ranking of the company or its 3rd party distribution partners;

—      legal and regulatory risks; and

—      the ability to attract and retain qualified personnel.

For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.